Exhibit 21.1

BROAD STREET REALTY, INC.

List of Subsidiaries

Entity	Jurisdiction

Broad Street OP GP, LLC	Delaware
Broad Street Operating Partnership, LP	Delaware
Broad Street Realty, LLC	Maryland
Broad Street Ventures, LLC	Maryland
Broad Street BIG First OP LLC	Delaware
BSV Avondale LLC	Washington, DC
BSV Colonial Investor LLC	Delaware
BSV Colonial Owner LLC	Virginia
BSV Coral Hills Investors LLC	Maryland
BSV Coral Hills LLC	Maryland
BSV Crestview Square LLC	Maryland
BSV Cromwell Parent LLC	Maryland
BSC Cromwell Property LLC	Maryland
BSV Dekalb LLC	Pennsylvania
BSV Greenwood Investors LLC	Delaware
BSV Greenwood Village LLC	Delaware
BSV Highlandtown Investors LLC	Maryland
BSV Highlandtown LLC	Maryland
BSV Hollinswood LLC	Maryland
BSV Lamonticello Investors LLC	Delaware
BSV Lamonticello Owner LLC	Virginia
BSV Lamar East LLC	Delaware
BSV LSP East Investors LLC	Delaware
BSV Patrick Street LLC	Maryland
BSV Patrick Street Member LLC	Maryland
BSV Premier Brookhill LLC	Virginia
BSV Spotswood Investors LLC	Maryland
BSV Spotswood LLC	Virginia
BSV Spotswood TFS Inc.	Maryland
BSV West Broad Commons LLC	Virginia
BSV West Broad Investors LLC	Maryland